[State of Colorado
                                      1876
                                   State Seal]


                                State of Colorado

                                  DEPARTMENT OF
                                      STATE

                                   CERTIFICATE



     I,  VICTORIA  BUCKLEY,  SECRETARY  OF  STATE  OF  THE  STATE  OF

COLORADO  HEREBY  CERTIFY  THAT

          ACCORDING  TO  THE  RECORDS  OF  THIS  OFFICE

                          ANYTHING INTERNET CORPORATION
                             (COLORADO CORPORATION)

FILE # 19971130269 WAS FILED IN THIS OFFICE ON August 15, 1997 AND HAS COMPLIED WITH THE APPLICABLE PROVISIONS OF THE
LAWS  OP  THE  STATE  OF  COLORADO  AND  ON  THIS  DATE  IS  IN  GOOD
STANDING  AND  AUTHORIZED  AND  COMPETENT  TO  TRANSACT  BUSINESS
OR  TO  CONDUCT  ITS  AFFAIRS  WTTHIN  THIS  STATE.

Dated.  November  18,  1998





                              /S/  VICTORIA BUCKLEY
                              ---------------------
                               SECRETARY OF STATE


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